Whitehall Funds Shareholder Report Proxy Voting Results

At a special meeting of shareholders on July 2, 2009, fund shareholders approved the following two proposals:

Proposal 1- Elect trustees for each fund.

The individuals listed in the table below were elected as trustees for each fund. All trustees with the exception of Messrs. McNabb and Volanakis (both of whom already served as directors of The Vanguard Group, Inc.) served as trustees to the funds prior to the shareholder meeting.

                                     For      Withheld          Percentage For
John J. Brennan              267,380,786     8,631,474             96.9%
Charles D. Ellis             256,520,935    19,491,324             92.9%
Emerson U. Fullwood          257,085,311    18,926,948             93.1%
Rajiv L. Gupta               266,612,131     9,400,128             96.6%
Amy Gutmann                  267,915,925     8,096,335             97.1%
JoAnn Heffernan Heisen       266,998,335     9,013,925             96.7%
F. William McNabb III        267,044,346     8,967,914             96.8%
Andre F. Perold              256,971,735    19,040,525             93.1%
Alfred M. Rankin, Jr.        266,847,723     9,164,536             96.7%
Peter F. Volanakis           266,899,599     9,112,660             96.7%



Proposal 2: - Update and standardize the funds' fundamental policies regarding:

(a) Purchasing and selling real estate.
(b) Issuing senior securities.
(c) Borrowing money.
(d) Making loans.
(e) Purchasing and selling commodities.
(f) Concentrating investments in a particular industry or group of industries.
(g) Eliminating outdated fundamental investment policies not required by law.

The revised fundamental policies are clearly stated and simple, yet comprehensive, making oversight and compliance more efficient than under the former policies. The revised fundamental policies will allow the funds to respond more quickly to regulatory and market changes, while avoiding the costs and delays associated with successive shareholder meetings.


                   For      Abstain     Against        Broker     Percentage
                                                   Non Votes            For

High Dividend Yield Index Fund

2a            9,529,547     160,226     274,988    1,995,668          79.68%
2b            9,520,166     165,010     279,583    1,995,670          79.60%
2c            9,435,768     164,649     364,344    1,995,668          78.89%
2d            9,471,230     166,034     327,496    1,995,669          79.19%
2e            9,475,168     162,755     326,839    1,995,668          79.22%
2f            9,502,950     173,550     288,259    1,995,670          79.45%
2g            9,544,182     166,840     253,738    1,995,669          79.80%

International Explorer Fund

2a           68,399,495   2,081,188   2,534,606    3,618,011          89.3%
2b           68,044,153   2,265,188   2,705,948    3,618,011          88.8%
2c           67,408,469   2,248,552   3,358,266    3,618,013          88.0%
2d           67,562,324   2,288,402   3,164,561    3,618,013          88.2%
2e           67,872,063   2,203,272   2,939,952    3,618,012          88.6%
2f           68,173,819   2,146,537   2,694,932    3,618,012          89.0%
2g           68,779,031   2,166,537   2,069,721    3,618,011          89.8%


Mid-Cap Growth Fund

2a           50,179,185    1,280,718    785,675    3,731,050          89.6%
2b           50,037,011    1,379,505    829,062    3,731,050          89.4%
2c           49,744,486    1,308,553  1,192,540    3,731,049          88.9%
2d           49,777,611    1,296,706  1,171,263    3,731,049          88.9%
2e           49,989,988    1,283,678    971,913    3,731,049          89.3%
2f           50,058,640    1,304,161    882,777    3,731,050          89.4%
2g           50,154,056    1,343,157    748,367    3,731,049          89.6%


Selected Value Fund

2a          118,113,958    2,668,089  3,934,973    6,724,883          89.9%
2b          117,628,170    2,972,266  4,116,582    6,724,884          89.5%
2c          114,478,655    2,877,848  7,360,517    6,724,882          87.1%
2d          115,008,695    2,852,851  6,855,472    6,724,884          87.5%
2e          114,940,879    2,883,130  6,893,009    6,724,884          87.4%
2f          117,599,707    2,849,677  4,267,636    6,724,882          89.5%
2g          118,910,580    2,843,751  2,962,689    6,724,882          90.5%